EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report, dated March 27, 2024, relating to the financial statements of Forza X1, Inc. as of the years ended December 31, 2023 and 2022. Our report includes an explanatory paragraph relating to substantial doubt about Forza X1, Inc.’s ability to continue as a going concern. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York

October 2, 2024